SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2003

Santander BanCorp
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(Exact name of registrant as specified in this charter)

Puerto Rico	001-15849	66-0573723
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(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

207 Ponce de León Avenue, San Juan, Puerto Rico		00917
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(Address of principal executive offices)		(Zip Code)

Registrant=s telephone number, including area code:		(787) 759-7070
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ITEM 5. OTHER EVENTS

The Board of Directors of Santander BanCorp (the "Corporation") and Banco Santander Puerto Rico (the "Bank"), the Corporation's banking subsidiary, announced the appointment of Mr. Stephen Ferriss as Director of the Corporation and the appointment of Mr. Carlos M. García as Director of the Bank. The Board of Directors also announced the resignation of Mr. Víctor Barallat as Director of the Corporation and the Bank, and the resignation of Mr. Adolfo Lagos as Director of the Corporation.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1 Press Release issued June 5, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

SANTANDER BANCORP

By:	/s/ María Calero Padrón
María Calero Padrón
Executive Vice President
and Corporate Comptroller

Date: June 5, 2003

EXHIBIT 99.1

PRESS RELEASE

Santander BanCorp announces changes in the Board of Directors

San Juan, Puerto Rico – June 5, 2003 – (NYSE: SBP; LATIBEX: XSBP). Santander BanCorp (the "Corporation"), financial holding company of Banco Santander Puerto Rico (the "Bank"), announced that Stephen A. Ferriss has been appointed as a Director of the Corporation and Mr. Carlos M. García Rodríguez as Director of the Bank. The Company also announced that Adolfo Lagos resigned as Director of the Corporation and Victor Barallat resigned Director of the Corporation and the Bank.

Mr. Ferriss is a private investor that previously served as President and Chief Executive Officer of Santander Central Hispano Investment Securities, Inc. in New York. Prior to that appointment, from 1987 to 1999 Mr. Ferriss served in various positions at Bankers Trust, which include Managing Director and Partner of Bankers Trust's Global Investment Bank in London, England and New York. He also served as Managing Director for Bankers Trust Emerging Markets (Eastern Europe, Middle East, Africa and London). Prior to joining Bankers Trust, Mr. Ferriss served for 17 years at Bank of America in various positions, which include tenure as Senior Vice President managing the Spain and Portugal operations for the bank in Madrid, Spain.

Mr. García, Executive Vice President of the Bank and President of Santander Securities Corporation already served in the Board of Directors of the Corporation. Mr. García has a Bachelor in Science with a concentration in Management from "The Wharton School" and a Bachelor of Arts and Sciences in Comparative Literature from the University of Pennsylvania. He joined Santander in 1997 to head the Investment Banking Division of Santander Securities. Prior to joining Santander Securities, he worked for Popular Securities and Credit Suisse First Boston.

In addition to Mr. Ferriss, the Board of Directors of Santander BanCorp is composed of Chairman, Gonzalo de las Heras, José Ramón González, Víctor Arbulu, María Calero, Carlos M. García, Vicente Gregorio, Roberto Valentín and Jesús Zabalza.

Santander BanCorp is a publicly held financial holding Company that is traded on the New York Stock Exchange and on Latibex (Madrid Stock Exchange). It has two wholly owned subsidiaries, Banco Santander Puerto Rico and Santander Insurance Agency. Banco Santander Puerto Rico has been operating in Puerto Rico for 26 years. It offers a full array of services in the areas of commercial, mortgage and consumer banking supported by a team of over 1,500 employees, with 66 branches. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Company's website at www.santandernet.com.